Exhibit 99

FEDERAL REALTY INVESTMENT TRUST

Supplemental Information

June 30, 2003

TABLE OF CONTENTS

1.	Second Quarter 2003 Earnings Press Release	3

2.	Financial Highlights
	Summarized Operating Results	8
	Summarized Balance Sheet	9
	Funds From Operations / Funds Available for Distribution / Summary of Capital Expenditures	10
	Market Data / Capital Availability / Operational Statistics	11

3.	Summary of Debt
	Summary of Outstanding Debt	12
	Summary of Debt Maturities	13

4	Summary of Current and Future Redevelopment Opportunities	14

5.	Santana Row Summary	15

6.	Acquisitions and Dispositions – Year to Date	16

7.	Real Estate Status Report	17

8.	Shopping Center / Street Retail Summary	19

9.	Leasing Summary
	Retail Leasing Summary – Comparable	20
	Retail Leasing Summary – Non-comparable	21

10.	Lease Expirations	22

11.	Occupancy Summary
	Occupancy Summary – Overall	23
	Occupancy Summary – Same Center	24

12.	Summary of Top 25 Tenants – Prospective	25

13.	2002 Sales/Occupancy Costs	26

14.	Reconciliation of Non-GAAP Disclosures	27

15.	Glossary of Terms	28

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Certain matters discussed within this Supplemental Information may be deemed to be forward looking statements within the meaning of the federal securities laws. Although we believe the expectations reflected in the forward looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. The factors that may impact these expectations include: (a) risks that growth will be limited if additional capital cannot be obtained; (b) risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the possibility of increases in interest rates that would result in increased interest expense; (c) risks normally associated with the real estate industry, including risks that tenants will not pay rent or that we may be unable to renew leases or relet space at favorable rents as leases expire, that new acquisitions or development, construction and renovation projects, including Santana Row, may fail to perform as expected, that competition for acquisitions could result in increased prices, that there may be environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate; (d) risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and (e) those risks detailed from time to time in our SEC reports, including our current report on Form 8-K filed with the SEC on March 25, 2003, our annual report on Form 10-K filed with the SEC on March 26, 2003 and our quarterly reports on Form 10-Q. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Andrew Blocher	Kristine Warner
Vice President, Capital Markets & Investor Relations	Director, Corporate Communications
301/998-8166	301/998-8212
ablocher@federalrealty.com	kwarner@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2003 OPERATING RESULTS

ROCKVILLE, Md. (July 30, 2003) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for the quarter ended June 30, 2003.

♦	Funds from operations (FFO) was $0.64 per diluted share for the second quarter and the Trust today reconfirmed its previous 2003 FFO per diluted share forecast of $2.60.
♦	Second quarter 2003 net income per diluted share was $0.29.
♦	When compared to second quarter 2002, same-center property operating income increased 4.0% excluding properties redeveloped or expanded, and 4.8% when redevelopments and expansions are included.
♦	Cash rent increases on lease rollovers were 15% for the second quarter on 254,000 square feet of comparable retail space.
♦	At Santana Row, 93% of the residential units and 81% of the Phase I retail square footage was leased as of July 25, 2003.

Financial Results

Federal Realty reported FFO of $31.1 million for the second quarter of 2003, or $0.64 per diluted share. This compares to FFO of $27.7 million for the second quarter of 2002, or $0.66 per diluted share. Declines in FFO from second quarter 2002 to second quarter 2003 were attributable to Santana Row coming online. Net income available for common shareholders was $13.6 million, or $0.29 per diluted share for the quarter ended June 30, 2003. For the second quarter of 2002, the Trust reported net income available for common shareholders of $30.5 million, or $0.74 per diluted share, which included a $19.1 million, or $0.46 per diluted share, gain on the sale of real estate.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2003 OPERATING RESULTS

July 30, 2003

Portfolio Results

On a same-center basis, excluding properties redeveloped or expanded, property operating income increased 4.0% over second quarter 2002. When properties redeveloped or expanded are included in the same-center results, property operating income increased 4.8% from second quarter 2002. As of June 30, 2003, retail occupancy on a same-center basis declined, as expected, to 94.8% compared to 95.9% on June 30, 2002, and 95.8% on March 31, 2003, due primarily to the Kmart bankruptcy-related store closings at Leesburg and Flourtown, as previously announced. Same-center occupancy, as of June 30, 2003, excludes the 444,000 square feet of retail space in Phase I of Santana Row and the 472,000 square feet of retail space in South Valley Shopping Center and Mount Vernon Plaza, properties acquired late in the first quarter. Overall occupancy was 93.1% as of June 30, 2003, compared to 96.0% on June 30, 2002, and 94.3% on March 31, 2003.

“We’re pleased with the progress we’ve made at Santana Row and the further strengthening of our balance sheet in the second quarter,” stated Donald C. Wood, Federal Realty’s President and Chief Executive Officer. “We’re looking forward to redeveloping and re-leasing the sections of those shopping centers impacted by the Kmart and other anchor vacancies and are confident in our ability to create incremental value when these redevelopments are complete. This value creation is only possible because of the strong retailer demand for space at these properties.”

During the second quarter, the Trust signed 78 leases for over 325,000 square feet of retail space. On a comparable space basis (i.e. spaces for which there was a former tenant), the Trust leased 254,000 square feet at an average cash-basis contractual rent increase per square foot (i.e. excluding the impact of straight-line rents) of 15%. The weighted-average contractual rent on this comparable space for the first year of the new lease was $21.06 per square foot compared to the weighted-average contractual rent of $18.30 per square foot for the last year of the prior lease. The previous weighted-average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis, rent increases per square foot were 25% on the 254,000 square feet of comparable space re-leased during the second quarter. As of June 30, 2003, Federal Realty’s weighted-average contractual rent for retail space in its portfolio was $17.35 per square foot.

Santana Row

Tenant sales performance continues to improve at Santana Row, the Trust’s mixed-use community in San Jose, Calif., as awareness of the project grows and consumer shopping patterns become established. As of

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2003 OPERATING RESULTS

July 30, 2003

July 25, 2003, 81% of the Phase I retail space was leased with 80 tenants open and operating, representing 65% of the available retail space. In comparison, on May 5, 2003, Santana Row’s Phase I retail space was 75% leased with 68 tenants open, representing 57% of the available retail space. The Trust also has made significant progress in leasing the residential component of Santana Row. As of July 25, 2003, the Phase I residential units were 93% leased and 85% occupied. By comparison, as of May 5, 2003, these units were 72% leased and 66% occupied, and as of February 4, 2003, they were 45% leased and 35% occupied. In addition, Hotel Valencia Santana Row, the 213-room boutique hotel operated by the Valencia Group, opened for business in June 2003.

Guidance

Federal Realty today reconfirmed previous expectations for 2003 FFO per diluted share of $2.60 and increased net income per diluted share expectations to $1.03.

Summary of Other Quarterly Activities and Recent Developments

➢	On June 23, 2003, Federal Realty redeemed its $75 million 5 ¼% Convertible Subordinated Debentures, due October 28, 2003. The debentures were redeemed at 100% of the principal amount plus accrued interest to the redemption date.

➢	On June 13, 2003, Federal Realty redeemed all 4 million outstanding shares of its 7.95% Series A Cumulative Redeemable Preferred Shares at their redemption price of $25.00 per share, plus accrued and unpaid dividends through the redemption date of $0.23959 per share.

➢	On May 14, 2003, Federal Realty sold 3.2 million common shares of beneficial interest in a public offering underwritten by Wachovia Securities. The sale generated $98.6 million of proceeds to the Trust before offering expenses, including the underwriter’s full exercise of its over-allotment option, or $30.457 per share, representing a 3.25% discount from the previous day’s New York Stock Exchange closing price of $31.48.

➢	On April 23, 2003, the Trust provided updated information relating to the status of its three Kmart locations, comprising 326,000 square feet of retail space and $1.7 million of contractual rent, that were closed as a result of the retailer’s Chapter 11 bankruptcy filing. Kohl’s Corporation has assumed the previous lease for the 150,000 square foot store at Fresh Meadows in Queens, N.Y. The leases for the Kmart locations at both Flourtown Shopping Center in Flourtown, Pa., and Leesburg Plaza in Leesburg, Va., represented a combined 1.1% of portfolio occupancy and 0.15% of annualized revenues. The Trust has reclaimed both of these spaces and management believes both properties provide potential for increased earnings and increased value through redevelopment or re-tenanting.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2003 OPERATING RESULTS

July 30, 2003

➢	On April 16, 2003, Federal Realty announced the appointment of David Faeder, Vice Chairman of Sunrise Assisted Living, Inc. (NYSE:SRZ), to serve on the Trust’s board of trustees. Mr. Faeder also has been appointed to serve on the Trust’s audit committee and has been designated by the Board as the Trust’s “audit committee financial expert.” Mr. Faeder will stand for election by the Trust’s shareholders at the 2004 Annual Meeting of Shareholders.

➢	On April 1, 2003, Federal Realty announced the acquisition of South Valley Shopping Center and Mount Vernon Plaza in Fairfax County, Va. The shopping centers are adjacent to one another on the west side of Route 1, approximately three miles south of the Capital Beltway, and were acquired from unrelated, private owners. The Trust purchased the fee interest in South Valley Shopping Center for approximately $13.7 million in an all cash transaction and acquired the leasehold interest with a purchase option in Mount Vernon Plaza for aggregate consideration of approximately $17.5 million in the form of cash, down-REIT partnership units and the assumption of debt. Management believes that both properties have significant potential for future re-leasing and redevelopment.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter earnings conference call, which is scheduled for Thursday, July 31, 2003, at 11 a.m. EDT. To participate, please call (800) 857-7003 five to ten minutes prior to the start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the company’s Web site, www.federalrealty.com, which will remain available for 14 days following the call. A telephone recording of the call will also be available for 14 days by dialing (800) 925-2730.

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of shopping centers and street retail properties. Federal Realty’s portfolio contains approximately 15.7 million square feet located in major metropolitan markets across the United States. The operating portfolio is currently over 93% occupied by over 2,000 national, regional, and local retailers with no single tenant accounting for more than 2.5% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 35 consecutive years, the longest consecutive record in the REIT industry.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2003 OPERATING RESULTS

July 30, 2003

Shares of Federal Realty are traded on the NYSE under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The factors that may impact these expectations include:

♦	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the possibility of increases in interest rates that would result in increased interest expense;
♦	risks that our growth will be limited if we cannot obtain additional capital;
♦	risks normally associated with the real estate industry, including risks that our tenants will not pay rent or that we may be unable to renew leases or relet space at favorable rents as leases expire, that new acquisitions or our development, construction and renovation projects, including our Santana Row project, may fail to perform as expected, that competition for acquisitions could result in increased prices, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
♦	risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT; and
♦	those risks detailed from time to time in our SEC reports, including our current report on Form 8-K filed with the SEC on March 25, 2003, our annual report on Form 10-K filed with the SEC on March 26, 2003 and our quarterly reports on Form 10-Q.

Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Federal Realty Investment Trust

Income Statement

June 30, 2003

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
OPERATING RESULTS
Revenues
Rental income	$80,564	$71,450	$160,555	$141,932
Other property income	4,186	3,505	8,281	6,981
Interest and other income	1,659	857	2,874	2,118

	86,409	75,812	171,710	151,031
Expenses
Rental	19,282	16,443	40,978	31,813
Real estate taxes	8,888	7,445	16,743	15,181

Total property operating expenses	28,170	23,888	57,721	46,994

Property operating income	58,239	51,924	113,989	104,037

Interest	18,252	15,133	35,831	31,773
Administrative	3,147	3,497	6,421	6,496
Restructuring expenses	—	—	—	8,489
Depreciation and amortization	18,125	15,920	35,572	31,738

Total other expenses	39,524	34,550	77,824	78,496

Operating income before investors’ share of operations and discontinued operations	18,715	17,374	36,165	25,541
Investors’ share of operations	(1,134)	(1,579)	(2,204)	(2,276)

Income before gain on sale of real estate net of loss on abandoned developments held for sale and discontinued operations	17,581	15,795	33,961	23,265
Income (loss) from operations of discontinued assets	(6)	439	(10)	1,285

Income before gain on sale of real estate net of loss on abandoned developments held for sale	17,575	16,234	33,951	24,550
Gain on sale of real estate net of loss on abandoned developments held for sale	551	19,101	551	9,454

Net income	18,126	35,335	34,502	34,004
Dividends on preferred stock	(4,490)	(4,856)	(9,346)	(9,712)

Net income available for common shareholders	$13,636	$30,479	$25,156	$24,292

Funds from Operations
Net income available for common shareholders	$13,636	$30,479	$25,156	$24,292
Gain on sale of real estate net of loss on abandoned developments held for sale	(551)	(19,101)	(551)	(9,454)
Depreciation and amortization of real estate assets	16,363	14,521	32,161	29,058
Amortization of initial direct costs of leases	1,392	1,200	2,746	2,371
Income attributable to operating partnership units	235	650	441	514

Funds from operations	$31,075	$27,749	$59,953	$46,781

Weighted average number of common shares, diluted	48,376	42,136	46,876	41,568

Funds from operations per share	$0.64	$0.66	$1.28	$1.13

Funds from operations	$31,075	$27,749	$59,953	$46,781
Add back restructuring expense	—	—	—	8,489

Adjusted funds from operations	$31,075	$27,749	$59,953	$55,270

Earnings per common share, basic
Income before gain on sale of real estate net of loss on abandoned developments held for sale and discontinued operations	$0.28	$0.27	$0.54	$0.34
Discontinued operations	—	0.01	—	0.03
Gain on sale of real estate net of loss on abandoned developments held for sale	0.01	0.47	0.01	0.23

	$0.29	$0.75	$0.55	$0.60

Weighted average number of common shares, basic	47,161	40,798	45,726	40,286

Earnings per common share, diluted
Income before gain on sale of real estate net of loss on abandoned developments held for sale and discontinued operations	$0.28	$0.27	$0.54	$0.34
Discontinued operations	—	0.01	—	0.03
Gain on sale of real estate net of loss on abandoned developments held for sale	0.01	0.46	0.01	0.23

	$0.29	$0.74	$0.55	$0.60

Weighted average number of common shares, diluted	48,376	42,136	46,876	41,568

Federal Realty Investment Trust

Balance Sheet

June 30, 2003

Financial Highlights

(in thousands)

	June 30, 2003	December 31, 2002
	(unaudited)
BALANCE SHEET DATA
Assets
Real estate, at cost
Operating	$2,141,958	$1,966,338
Development	226,789	340,488

	2,368,747	2,306,826
Less accumulated depreciation and amortization	(482,758)	(450,697)

	1,885,989	1,856,129
Other Assets
Mortgage notes receivable	37,994	35,577
Cash and investments	18,609	23,123
Receivables	22,858	18,722
Insurance reimbursement receivable	16,400	—
Other assets	68,618	65,827

Total Assets	$2,050,468	$1,999,378

Liabilities and Shareholders’ Equity
Obligations under capital leases, mortgages and construction loans	$355,175	$383,812
Notes payable	343,625	207,711
Senior notes	535,000	535,000
5 1/4% Convertible subordinated debentures	—	75,000
Other liabilities	138,261	153,568

Total Liabilities	1,372,061	1,355,091
Preferred stock	135,000	235,000
Common Shares and Other Shareholders’ Equity	543,407	409,287

Total Liabilities and Shareholders’ Equity	$2,050,468	$1,999,378

Federal Realty Investment Trust

Funds From Operations / Funds Available for Distribution / Summary of Capital Expenditures

June 30, 2003

	Three months ended
	June 30, 2003	June 30, 2002
	(in thousands, except per share data)
Funds From Operations (FFO) (1)
Net income available for common shareholders	$13,636	$30,479
(Gain) on sale of assets	(551)	(19,101)
Depreciation and amortization of real estate assets	16,363	14,521
Amortization of initial direct costs of leases	1,392	1,200
Income attributable to operating partnership units	235	650

FFO	$31,075	$27,749

Weighted average number of common shares, diluted	48,376	42,136
FFO per share	$0.64	$0.66

Funds Available for Distribution (FAD)

FFO	$31,075	$27,749
Maintenance capital expenditures	(902)	(1,551)

FAD	$30,173	$26,198

Common dividends declared	$23,784	$20,690
Dividend payout ratio as a percentage of FFO	77%	75%
Dividend payout ratio as a percentage of FAD	79%	79%
Summary of Capital Expenditures
Non-maintenance Capital Expenditures
Development, net of insurance reimbursements	$30,055	$55,248
Acquisition Related (2)	76	36
Redevelopments and Expansions	9,761	10,124
Tenant Improvements	3,308	3,143

Total Non-maintenance Capital Expenditures	43,200	68,551
Maintenance Capital Expenditures	902	1,551

Total Capital Expenditures	$44,102	$70,102

Note:

(1)	See Glossary of Terms.
(2)	Capital expenditures related to properties acquired in the last two years for which non-maintenance expenditures were planned at the time of the acquisition underwriting.

Federal Realty Investment Trust

Market Data / Capital Availability / Operational Statistics

June 30, 2003

	As of
	June 30, 2003		June 30, 2002
	(in thousands, except per share data)
Market data
Common shares outstanding	49,029		43,188
Market price per common share	$32.00		$27.71
Series A preferred shares outstanding (1)	—		4,000
Market price per Series A preferred share	—		$24.85
Series B preferred shares outstanding	5,400		5,400
Market price per Series B preferred share	$27.20		$25.75
Equity market capitalization	$1,715,808		$1,435,189
Total debt (2)	1,129,529		1,051,008

Total market capitalization	$2,845,337		$2,486,197

Total debt to market capitalization	.40:1		.42:1

Capital availability:
Cash on hand	$18,609		$18,723
Tax deferred exchange escrows	—		55,128
Available capacity under line of credit	93,000		256,000
Available capacity under Santana Row construction loan (3)	—		164,300
Available for issuance under shelf registration statement	400,000		130,240

	$511,609		$624,391

	Six months ended June 30, 2003		Six months ended June 30, 2002
Operational statistics
Ratio of earnings to fixed charges (4)	1.45	x	1.24	x (5)
Ratio of earnings to combined fixed charges
and preferred share dividends (4)	1.24	x	1.05	x (5)
Ratio of EBITDA to combined fixed charges
and preferred share dividends (4) (6)	1.63	x	1.36	x (5)
Administrative expense as a percentage of total revenues	3.74%		4.30%

Note:

(1)	Series A Preferred Shares were redeemed on June 13, 2003.
(2)	Total debt includes mortgages and construction loans payable, notes payable, senior notes and debentures and 5.25% convertible subordinated debentures.
(3)	Santana Row construction loan retired on November 19, 2002.
(4)	Earnings consist of income before gain (loss) on sale of real estate and fixed charges. Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series A preferred shares and Series B preferred shares.
(5)	Includes an $8.5 million restructuring charge incurred in the first quarter of 2002. Excluding this charge the ratio of earnings to fixed charges would have been 1.39x, the ratio of earnings to combined fixed charges and preferred share dividends would have been 1.18x and the ratio of EBITDA to combined fixed charges and preferred share dividends would have been 1.49x.
(6)	See Glossary of Terms for reconciliation of EBITDA to net income.

Federal Realty Investment Trust

Summary of Outstanding Debt

June 30, 2003

	Maturity		Effective Rate		Balance
					(in thousands)
Mortgage Loans
Leesburg Plaza	10/01/08		6.510%		$9,900
164 E Houston Street	10/06/08		7.500%		250
Federal Plaza	06/01/11		6.750%		35,732
Tysons Station	09/01/11		7.400%		6,812
Barracks Road	11/01/15		7.950%		44,300
Hauppauge	11/01/15		7.950%		16,700
Lawrence Park	11/01/15		7.950%		31,400
Wildwood	11/01/15		7.950%		27,600
Wynnewood	11/01/15		7.950%		32,000
Brick Plaza	11/01/15		7.415%		33,000
Mount Vernon	04/15/28		5.660	% (a)	13,210

					$250,904

Notes payable
Revolving credit facilities	12/19/03		libor + .80%		$207,000
Term note with banks	12/19/03		6.22	% (b)	125,000
Note issued in connection with renovation of Perring Plaza	01/31/13		10.00%		2,180
Escondido (Municipal bonds)	10/01/16		3.060	% (c)	9,400
Other	various		various		45

					$343,625

Unsecured Public Debt

Notes and Debentures
6.74% Medium Term Notes (d)	03/10/04		6.370%		$39,500
6.625% Notes (fixed)	12/01/05		6.625%		40,000
6.99% Medium Term Notes (d)	03/10/06		6.894%		40,500
6.125% Notes (e)	11/15/07		6.325%		150,000
8.75% Notes	12/01/09		8.750%		175,000
7.48% Debentures	08/15/26		7.480%		50,000
6.82% Medium Term Notes	08/01/27		6.820%		40,000

					$535,000

							Weighted average interest rate
	Total fixed rate debt				$913,129	80.84%	7.24%
	Total variable rate debt				216,400	19.16%	2.18	%(f)

	Total debt				$1,129,529	100.00%	6.27%

Capital lease obligations
	Various through 2077	(g)			$104,271

	Total debt and capital lease obligations				$1,233,800

(a)	The interest rate is fixed at 5.66% for the first ten years and then is reset to a market rate. The lender has the option to call the loan after year ten.
(b)	LIBOR plus 95 basis points. The Trust purchased interest rate swaps or hedges on this note, thereby locking in the LIBOR interest rate of 5.27%.
(c)	The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average interest rate for the six months ended June 30, 2003, was 3.06%
(d)	The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest rate on these notes.
(e)	The Trust purchased an interest rate lock to hedge the planned note offering. The $1.5 million settlement of this hedge is being amortized into the November 2002 note offering thereby increasing the effective interest rate on these notes to 6.325%.
(f)	Weighted average interest rate on variable rate debt as of June 30, 2003.
(g)	Weighted average interest rate on capital lease obligations is 9.7% on a stated basis and 13.2% including performance based participation interest paid by the Trust.

Federal Realty Investment Trust

Summary of Debt Maturities

June 30, 2003

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities		Total		Percent of Debt Expiring	Cumulative Percent of Debt Expiring
2003	$601	$332,000	(1)	$332,601	(1)	29.5%	29.5%
2004	3,068	39,500		42,568		3.8%	33.3%
2005	3,336	40,000		43,336		3.8%	37.1%
2006	3,700	40,500		44,200		3.9%	41.0%
2007	3,991	150,000		153,991		13.7%	54.7%
2008	4,241	9,541		13,782		1.2%	55.9%
2009	4,437	175,045		179,482		15.9%	71.8%
2010	4,789	—		4,789		0.4%	72.2%
2011	4,670	37,236		41,906		3.7%	75.9%
2012	4,638	—		4,638		0.4%	76.3%
Thereafter	23,029	245,207		268,236		23.7%	100.0%

Total	$60,500	$1,069,029		$1,129,529		100.00%

Note:

(1)	Includes $207 million balance on revolving credit facility and $125 million balance on term loan.

Federal Realty Investment Trust

Summary of Current and Future Redevelopment Opportunities

June 30, 2003

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
Projects Anticipated to Stabilize in 2003

Congressional Plaza	Rockville, MD	Addition of 146-unit apartment building and structured parking in existing parking field	10%	$12.4	$12.1	2003
Bethesda Row	Bethesda, MD	Grocery expansion, new pad site, GLA expansion and re-tenanting (restaurant)	9%	$6.0	$4.6	2003
Ellisburg Circle	Cherry Hill, NJ	Re-tenanting (new grocer) and associated expansion	19%	$2.3	$1.3	2003
Lawrence Park	Broomall, PA	New pad site (drug store), common area improvements	19%	$1.8	$0.5	2003
Dedham Plaza	Dedham, MA	Tenant re-location (electronics), parking lot and common area improvements	12%	$1.2	$1.1	2003
Finley Square	Downers Grove, IL	Re-tenanting (office supply)	15%	$1.2	$0.3	2003
Governor Plaza	Glen Burnie, MD	New pad sites (furniture and grocer)	14%	$1.2	$1.0	2003
Quince Orchard	Gaithersburg, MD	Pad site re-tenanting (drug store)	36%	$0.5	$0.5	2003
Wildwood	Bethesda, MD	Pad expansion and re-tenanting (bank)	37%	$0.4	$0.0	2003
Old Town Center	Los Gatos, CA	Re-tenanting (office) and site improvements	34%	$0.3	$0.2	2003

Subtotal: Projects Anticipated to Stabilize in 2003 (4)			13%	$27.3	$21.7

Projects Anticipated to Stabilize in 2004

Santana Row Phase II	San Jose, CA	Two new pad sites (Best Buy and The Container Store) and additional parking	17%	$26.4	$6.9	2004
Third Street Promenade	Santa Monica, CA	Retail redevelopment	10%	$10.6	$10.4	2004
Andorra	Philadelphia, PA	Expansion and re-tenanting (new health club)	15%	$4.0	$0.2	2004
Garden Market	Western Springs, IL	Expansion, re-tenanting (new grocer) and new pad site (existing drug store)	10%	$2.5	$2.3	2004
Bristol Plaza	Bristol, CT	Grocer relocation, canopy and façade renovation	10%	$1.9	$0.0	2004
Greenlawn Plaza	Greenlawn, NY	New pad site (child care center)	12%	$0.9	$0.0	2004
Bethesda Row	Bethesda, MD	New pad site (fitness equipment)	16%	$0.8	$0.1	2004
Willow Lawn	Richmond, VA	Grocery expansion	5%	$0.6	$0.3	2004
Laurel	Laurel, MD	Grocery expansion	98%	$0.4	$0.4	2004
Lawrence Park	Broomall, PA	Grocery expansion	13%	$0.3	$0.0	2004
Hauppauge Shopping Center	Hauppauge, NY	Pad site re-tenanting (restaurant)	14%	$0.3	$0.0	2004

Subtotal: Projects Anticipated to Stabilize in 2004 (4)			15%	$48.7	$20.5

Total: Projects Anticipated to Stabilize in 2003 and 2004 (4)			14%	$76.0	$42.2

Potential Future Redevelopments Stabilizing After 2004 (5)

Bala Cynwyd	Bala Cynwyd, PA
Bethesda Row—Future Phases	Bethesda, MD
Brunswick Shopping Center	North Brunswick, NJ
Houston Street	San Antonio, TX
Mount Vernon/South Valley	Alexandria, VA
Rockville Town Square	Rockville, MD
Rutgers Plaza	Franklin, NJ
Santana Row—Future Phases	San Jose, CA
The Village at Shirlington	Arlington, VA

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent previously in place for the redevelopment space or space taken out of service as a result of the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	The year in which 95% occupancy of the redeveloped space is anticipated to be achieved.
(4)	All subtotals and totals reflect projected cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Santana Row Summary

June 30, 2003

Property Description:	A multi-phased, mixed-use development built on 42 acres in San Jose, California, in the heart of the Silicon Valley. Phase I of the property consists of a 1,500 foot long "main street" and eight buildings comprising approximately 444,000 square feet of retail, 255 residential units, and a 213-room boutique hotel. Phase II consists of two pad sites comprising approximately 84,000 square feet of retail space and 275 additional parking spaces. Phase II is 95% pre-leased to Best Buy and The Container Store.

Retail Summary (1)

	Total Retail Square Footage			Occupied			Leased (Unoccupied)			Available to Lease
Building/Description	Stores	Square Feet	% Leased	Stores	Square Feet	% of Total	Stores	Square Feet	% of Total	Stores	Square Feet	% of Total
1 (Crate & Barrel)	1	40,000	100.0%	1	40,000	100.0%	—	—	0.0%	—	—	0.0%
3 (Primarily luxury)	14	39,506	82.7%	9	25,182	63.7%	3	7,488	19.0%	2	6,836	17.3%
4 (Primarily luxury)	14	33,974	100.0%	13	30,149	88.7%	1	3,825	11.3%	—	—	0.0%
5 (Hotel and lifestyle)	16	56,485	71.6%	10	27,463	48.6%	1	13,000	23.0%	5	16,022	28.4%
6 (Lifestyle)	7	48,894	85.7%	6	41,923	85.7%	—	—	0.0%	1	6,971	14.3%
7 (Lifestyle)	35	87,837	87.7%	20	57,124	65.0%	6	19,913	22.7%	9	10,800	12.3%
8 (Lifestyle)	14	40,283	98.3%	13	39,608	98.3%			0.0%	1	675	1.7%
13 (Restaurants & lifestyle)	13	95,627	56.4%	4	24,839	26.0%	1	29,048	30.4%	8	41,740	43.6%
Kiosks and Carts	5	1,570	69.2%	4	1,086	69.2%	—	—	0.0%	1	484	30.8%

Total Phase I Retail	119	444,176	81.2%	80	287,374	64.7%	12	73,274	16.5%	27	83,528	18.8%
Phase II Retail	3	84,171	95.5%	—	—	0.0%	2	80,371	95.5%	1	3,800	4.5%

Total Santana Row Retail	122	528,347	83.5%	80	287,374	54.4%	14	153,645	29.1%	28	87,328	16.5%

Residential Summary (1)
	Total Residential Units			Occupied			Leased (Unoccupied)			Available to Lease
Building	Rent (2)	Units	% Leased	Rent (3)	Units	% of Total	Rent (3)	Units	% of Total	Rent (4)	Units	% of Total
3 (Lofts)	$2.02	98	98.0%	$1.92	91	92.9%	$1.91	5	5.1%	$1.96	2	2.0%
4 (Lofts)	$2.35	100	99.0%	$2.21	92	92.0%	$2.01	7	7.0%	$2.01	1	1.0%
6 (Villas)	$2.47	21	38.1%	$2.45	6	28.6%	$2.12	2	9.5%	$2.45	13	61.9%
8 (Townhouses)	$2.20	36	97.2%	$2.19	27	75.0%	$2.20	8	22.2%	$2.28	1	2.8%

Total Phase I Residential	$2.22	255	93.3%	$2.09	216	84.7%	$2.05	22	8.6%	$2.40	17	6.7%

Hotel Summary

A 213 room boutique hotel owned and operated by the Valencia Group opened in the second quarter of 2003.

Financial Summary (as of June 30, 2003):

All amounts $ million	Projected Cost	Cost to Date (6)	Anticipated Stabilized Yield	Stabilized
(5) Santana Row Phase I	$445	$443	5%	2004
Santana Row Phase II	$26	$7	17%	2004

Notes:

(1)	Retail and residential leasing summaries are as of July 25, 2003.
(2)	Budgeted rents to meet Phase I stabilized yield target.
(3)	Gross rents, though market conditions have dictated concessions of up to one month on a 12 month lease.
(4)	Gross market rents.
(5)	Phase I includes the cost of all land and substantial infrastructure for future phases, net of anticipated insurance proceeds.
(6)	Phase I Cost to Date includes costs associated with the Building 7 fire and clean-up net of $88.8 million of insurance reimbursements received through July 15, 2003.

Federal Realty Investment Trust

Acquisitions and Dispositions—Year to Date

June 30, 2003

Acquisitions

Date	Property	City / State	GLA	Acquisition price	Anchor tenant
				(in thousands)
March 21, 2003	South Valley Shopping Center	Alexandria, VA	214,000	$13,700	Home Depot, TJ Maxx
March 31, 2003	Mount Vernon Plaza	Alexandria, VA	257,000	17,500	Shoppers Food Warehouse

			471,000	$31,200

Dispositions

Date	Property	City / State	GLA	Sales price	Anchor tenant
				(in thousands)
June 16, 2003	4929 Bethesda Avenue	Bethesda, MD	6,000	$1,500	n/a

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2003

Property Name	Type(1)	MSA Description	Year Acquired	Total Investment	Ownership Percentage	GLA (2)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)				(in thousands)
Mid-Atlantic Region

Washington Metropolitan Area
Bethesda Row	SR	Washington, DC-MD-VA-WV	1993-98	78,487	(4)	427,000	99%	12,576	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	SC	Washington, DC-MD-VA-WV	1965	65,128	55.8%	339,000	95%		28,258	Whole Foods	Buy Buy Baby / Container Store / Tower
Courthouse Center	SC	Washington, DC-MD-VA-WV	1997	4,259	(5)	37,000	100%
Falls Plaza	SC	Washington, DC-MD-VA-WV	1967	8,150	100.0%	73,000	100%		51,385	Giant Food
Falls Plaza-East	SC	Washington, DC-MD-VA-WV	1972	3,352	100.0%	71,000	100%				CVS / Staples
Federal Plaza	SC	Washington, DC-MD-VA-WV	1989	61,901	100.0%	247,000	98%	35,732			TJ Maxx / CompUSA / Ross
Friendship Center	SR	Washington, DC-MD-VA-WV	2001	33,405	100.0%	119,000	100%				Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square	SC	Washington, DC-MD-VA-WV	1993	23,812	100.0%	218,000	89%				Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	SC	Washington, DC-MD-VA-WV	1994	14,868	100.0%	73,000	100%		29,556	Whole Foods
Laurel	SC	Washington, DC-MD-VA-WV	1986	45,620	99.9%	384,000	94%		39,500	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	SC	Washington, DC-MD-VA-WV	1998	20,381	(5)	247,000	65%	9,900	55,330	Giant Food	Peebles
Loehmann’s Plaza	SC	Washington, DC-MD-VA-WV	1983	25,307	(5)	242,000	100%				Bally’s / Linens ‘n Things / Loehmann’s
Magruder’s Center	SC	Washington, DC-MD-VA-WV	1997	10,567	(5)	109,000	100%		30,750	Magruders	Tuesday Morning
Mid-Pike Plaza	SC	Washington, DC-MD-VA-WV	1982	17,016	(6)	304,000	100%	10,041			Linens ‘n Things / Toys R Us / Bally’s / AC Moore
Mount Vernon	SC	Washington, DC-MD-VA-WV	2003	19,525	(5)	254,000	67%	13,210	53,692	Shoppers Food Warehouse
Old Keene Mill	SC	Washington, DC-MD-VA-WV	1976	5,046	100.0%	92,000	100%		24,060	Whole Foods
Pan Am	SC	Washington, DC-MD-VA-WV	1993	24,935	100.0%	218,000	99%		32,725	Safeway	Micro Center / Michaels
Pentagon Row	SR	Washington, DC-MD-VA-WV	1999	86,737	100.0%	296,000	98%		44,623	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	SC	Washington, DC-MD-VA-WV	1997	33,370	100.0%	164,000	100%				Staples / TJ Maxx / Tower
Quince Orchard	SC	Washington, DC-MD-VA-WV	1993	19,052	100.0%	241,000	97%		23,640	Magruders	Circuit City / Staples
Rollingwood Apartments	SR	Washington, DC-MD-VA-WV	1971	6,684	100.0%	N/A	99%
Sam’s Park & Shop	SR	Washington, DC-MD-VA-WV	1995	11,785	100.0%	50,000	100%				Petco
South Valley	SC	Washington, DC-MD-VA-WV	2003	14,139	(5)	218,000	84%				Home Depot / TJ Maxx
Tower	SC	Washington, DC-MD-VA-WV	1998	18,233	100.0%	109,000	91%				Virginia Fine Wine / Talbot
Tyson’s Station	SC	Washington, DC-MD-VA-WV	1978	3,350	100.0%	50,000	100%	6,812			Trader Joes
Village of Shirlington	SR	Washington, DC-MD-VA-WV	1995	32,662	100.0%	204,000	91%				Cineplex Odeon
Wildwood	SC	Washington, DC-MD-VA-WV	1969	16,226	100.0%	86,000	99%	27,600	20,000	Sutton Place Gourmet	CVS

				703,997		4,872,000	93%
Mid-Atlantic Region -Other
Governor Plaza	SC	Baltimore, MD	1985	18,233	99.9%	268,000	98%				Bally’s / Comp USA / Syms / Office Depot
Perring Plaza	SC	Baltimore, MD	1985	23,981	99.9%	412,000	88%		57,706	Metro Foods	Home Depot / Burlington Coat Factory
Barracks Road	SC	Charlottesville, VA	1985	39,529	100.0%	483,000	99%	44,300	91,032	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Winter Park	SR	Orlando, FL	1996	6,876	100.0%	29,000	100%
Eastgate	SC	Raleigh-Durham-Chapel Hill, NC	1986	15,229	100.0%	159,000	93%		22,938	Southern Season (7)
Shops at Willow Lawn	SC	Richmond-Petersburg, VA	1983	62,799	99.9%	492,000	87%		59,600	Kroger	Dillard’s / Old Navy / Tower Records

				166,647		1,843,000	93%
		Total Mid-Atlantic Region		870,644		6,715,000	93%
Northeast Region

Philadelphia Metropolitan Area
Andorra	SC	Philadelphia, PA-NJ	1988	19,153	99.9%	259,000	96%		23,542	Acme Markets	Kohl’s
Bala Cynwyd	SC	Philadelphia, PA-NJ	1993	23,917	100.0%	281,000	100%		45,000	Acme Markets	Lord & Taylor
Ellisburg Circle	SC	Philadelphia, PA-NJ	1992	27,029	100.0%	264,000	100%		47,366	Genuardi’s	Bed, Bath & Beyond / Ross
Feasterville	SC	Philadelphia, PA-NJ	1980	11,625	100.0%	111,000	100%		52,694	Genuardi’s	OfficeMax
Flourtown	SC	Philadelphia, PA-NJ	1980	8,732	100.0%	191,000	53%		41,511	Genuardi’s
Langhorne Square	SC	Philadelphia, PA-NJ	1985	17,565	100.0%	216,000	93%		55,000	Redner’s Warehouse Mkts.	Marshalls / Drug Emporium
Lawrence Park	SC	Philadelphia, PA-NJ	1980	24,189	100.0%	333,000	99%	31,400	43,359	Acme Markets	CHI / TJ Maxx
Northeast	SC	Philadelphia, PA-NJ	1983	21,673	100.0%	292,000	98%				Burlington Coat / Marshalls / Tower Records
Willow Grove	SC	Philadelphia, PA-NJ	1984	26,004	100.0%	215,000	100%				Barnes & Noble / Marshalls / Toys R Us
Wynnewood	SC	Philadelphia, PA-NJ	1996	35,144	100.0%	255,000	99%	32,000	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

				215,031		2,417,000	95%
New York /New Jersey
Allwood	SC	Bergen-Passaic, NJ	1988	4,265	(6)	52,000	100%	3,507	25,025	Stop & Shop	Mandee Shop
Clifton	SC	Bergen-Passaic, NJ	1988	4,949	(6)	80,000	93%	3,262	26,500	Acme Markets	Drug Fair / Dollar Express
Blue Star	SC	Middlesex-Somerset-Hunterdon, NJ	1988	39,229	(6)	407,000	97%	26,769	43,365	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brunswick	SC	Middlesex-Somerset-Hunterdon, NJ	1988	21,097	(6)	303,000	91%	11,144	55,345	A&P
Rutgers	SC	Middlesex-Somerset-Hunterdon, NJ	1988	15,919	(6)	217,000	100%	12,909	44,456	Edwards Super Food	Kmart
Brick Plaza	SC	Monmouth-Ocean, NJ	1989	53,755	100.0%	409,000	91%	33,000	66,110	A&P	Loews Theatre / Barnes&Noble / Sports Authority
Greenlawn Plaza	SC	Nassau-Suffolk, NY	2000	10,949	100.0%	92,000	99%		45,958	Waldbaum’s
Hauppauge	SC	Nassau-Suffolk, NY	1998	26,242	100.0%	131,000	100%	16,700	60,791	Shop Rite
Huntington	SC	Nassau-Suffolk, NY	1988	22,405	(6)	279,000	90%	14,321			BuyBuyBaby / Toys R Us / Bed,Bath & Beyond

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2003

Property Name	Type(1)	MSA Description	Year Acquired	Total Investment	Ownership Percentage	GLA (2)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)				(in thousands)
Forest Hills	SR	New York, NY	1997	23,965	100.0%	86,000	100%				Midway Theatre / Duane Reade / Gap
Fresh Meadows	SC	New York, NY	1997	64,514	100.0%	409,000	94%				Value City / Kohl’s / Cineplex Odeon
Troy	SC	Newark, NJ	1980	20,496	100.0%	202,000	100%		64,209	Pathmark	A.C.Moore / Comp USA / Toys R Us
Hamilton	SC	Trenton, NJ	1988	7,791	(6)	190,000	100%	4,835	53,220	Shop Rite	A.C.Moore / Stevens Furniture

				315,576		2,857,000	95%

New England
Coolidge Corner	SR	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1995	4,022	100.0%	13,000	100%
Dedham Plaza	SC	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1993	29,320	100.0%	245,000	97%				Pier One
Queen Anne Plaza	SC	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1994	14,687	100.0%	149,000	100%		50,284	Victory Supermarket	TJ Maxx
Saugus Plaza	SC	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1996	13,070	100.0%	171,000	100%		54,530	Super Stop & Shop	Kmart
Bristol Plaza	SC	Hartford, CT	1995	21,857	100.0%	296,000	92%		56,634	Super Stop & Shop	TJ Maxx
West Hartford	SR	Hartford, CT	1994-1996	16,191	100.0%	126,000	82%
Greenwich Avenue	SR	New Haven-Bridgeport-Stamford-Waterbury	1994-1996	19,386	100.0%	57,000	99%				Saks Fifth Avenue

				118,533		1,057,000	95%

Chicago
Crossroads	SC	Chicago, IL	1993	21,728	100.0%	173,000	99%				Comp USA / Golfsmith / Guitar Center
Finley Square	SC	Chicago, IL	1995	26,655	100.0%	313,000	100%				Bed, Bath & Beyond / Sports Authority
Garden Market	SC	Chicago, IL	1994	10,701	100.0%	142,000	96%		62,937	Dominick’s	Walgreens
North Lake Commons	SC	Chicago, IL	1998	12,981	100.0%	129,000	96%		77,303	Dominick’s
Evanston	SR	Chicago, IL	1995	4,277	100.0%	19,000	100%				Gap

				76,342		776,000	98%

Northeast Region—Other
Gratiot Plaza	SC	Detroit, MI	1973	16,647	100.0%	218,000	100%		68,802	Farmer Jack’s	Bed, Bath & Beyond / Best Buy
Lancaster	SC	Lancaster, PA	1980	9,906	(6)	107,000	95%	4,907	39,404	Giant Food	A.C.Moore

				26,553		325,000	99%
		Total Northeast Region		752,035		7,433,000	96%

West Region

California
Colorado Blvd	SR	Los Angeles-Long Beach, CA	1996-1998	14,720	(8)	69,000	95%				Pottery Barn / Banana Republic
Hermosa Ave	SR	Los Angeles-Long Beach, CA	1997	4,591	90.0%	23,000	100%
Hollywood Blvd	SR	Los Angeles-Long Beach, CA	1999	26,035	90.0%	151,000	93%				General Cinema /Hollywood Ent. Museum
Third St Promenade	SR	Los Angeles-Long Beach, CA	1996-2000	71,672	(9)	208,000	95%				J. Crew / Banana Republic / Old Navy
Escondido	SC	San Diego, CA	1996	24,800	70.0%	222,000	91%				Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	SR	San Diego, CA	1996-1997	12,091	(10)	51,000	96%				Urban Outfitters
150 Post Street	SR	San Francisco, CA	1997	28,793	100.0%	103,000	71%				Brooks Brothers / Williams Sonoma
Kings Court	SC	San Jose, CA	1998	11,409	(5)	79,000	98%		24,860	Lunardi’s Super Market	Longs Drug Store
Old Town	SR	San Jose, CA	1997	32,983	100.0%	97,000	99%				Borders / Gap Kids / Banana Republic
Santana Row	SR	San Jose, CA	1997	443,039	100.0%	444,000	73%				Crate & Barrel / Borders

				670,133		1,447,000	87%

West Region - Other
Mill Avenue	SR	Phoenix-Mesa, AZ	1998	11,036	(11)	40,000	85%				Gordon Biersch
Houston St	SR	San Antonio, TX	1998	57,522	100.0%	180,000	46%	250
Tanasbourne	SR	Portland, OR	2000	7,377	100.0%	N/A	N/A

				75,935		220,000	53%
		Total West Region		746,068		1,667,000	83%

Total				2,368,747		15,814,000	93%	355,175

Notes:

(1)	SR - Street Retail; SC—Shopping Center
(2)	Excludes redevelopment square footage not yet in service, Santana Row residential, Phase II and other future phases of Santana Row, and Rollingwood and Congressional Apartments.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	Property purchased through “downreit” partnership, of which the Trust is the sole general partner, in exchange for operating partnership units.
(6)	Property subject to capital lease obligation.
(7)	There is a second grocery anchor in the center; Food Lion has vacated, but is currently paying rent.
(8)	Consists of two properties, one at 100% and one at 90%.
(9)	Consists of nine properties, seven at 100% and two at 90%.
(10)	Consists of four properties, three at 100% and one at 90%.
(11)	Consists of two properties, one at 100% and one at 85%.

Federal Realty Investment Trust

Shopping Center / Street Retail Summary

June 30, 2003

Shopping Center Summary

(in thousands, except square footage data)

	For the six months ended June 30,		For the year ended December 31,
	2003	2002	2002	2001	2000
Real Estate Assets, at cost	$1,334,413	$1,274,285	$1,287,887	$1,256,778	$1,248,770
Rental Income	$114,114	$105,291	$219,057	$211,664	$205,456
Other Property Income	4,200	4,313	8,498	8,989	7,483
Interest Income	464	1,169	1,906	3,175	3,067

Total Revenues	118,778	110,773	229,461	223,828	216,006
Rental Expense	22,785	19,271	41,066	40,541	40,599
Real Estate Tax Expense	12,431	11,759	23,976	22,577	21,515

Total Property Operating Expenses	35,216	31,030	65,042	63,118	62,114

Property Operating Income (1)	$83,562	$79,743	$164,419	$160,710	$153,892

Square Feet (2)	13,024,000	12,543,000	12,555,000	12,547,000	12,700,000

Street Retail Summary

(in thousands, except square footage data)

	For the six months ended June 30,		For the year ended December 31,
	2003	2002	2002	2001	2000
Real Estate Assets, at cost (3)	$1,034,334	$906,375	$1,018,939	$847,526	$606,143
Rental Income	$46,441	$36,641	$78,963	$62,839	$50,116
Other Property Income	4,081	2,668	7,095	4,964	3,540
Interest Income	2,410	949	3,250	3,415	4,465

Total Revenues	52,932	40,258	89,308	71,218	58,121
Rental Expense	18,193	12,542	32,511	22,167	15,022
Real Estate Tax Expense	4,312	3,422	7,198	5,761	4,682

Total Property Operating Expenses	22,505	15,964	39,709	27,928	19,704

Property Operating Income (1) (4)	$30,427	$24,294	$49,599	$43,290	$38,417

Square Feet (2)	2,790,000	2,144,000	2,690,000	2,232,000	1,876,000

Notes:

(1)	All components of property operating income for the periods ended June 30, 2002, December 31, 2002, December 31, 2001and December 31, 2000 have been restated for 2003 and 2002 discontinued asset sales.
(2)	Excludes redevelopment square footage not yet in service. Street Retail includes 444,000 square feet of Santana Row Phase I only.
It does not include Phase II or any future phases of Santana Row or residential square footage at Santana Row, Rollingwood Apartments or Congressional Apartments.
(3)	Street Retail includes stabilized assets and assets which are in various stages of development and redevelopment.
At June 30, 2003, real estate assets include $443 million related to the Santana Row development.
(4)	Property operating income is reduced by start-up expenses for Street Retail’s development projects.

Federal Realty Investment Trust

Retail Leasing Summary (1)—Comparable Basis (cash, non-straight-lined basis)

June 30, 2003

New Lease Summary—Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis	Straight-lined Basis	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
							% Increase Over Prior Rent	% Increase Over Prior Rent
2nd Quarter 2003	28	43%	87,912	$25.26	$20.29	$436,197	24%	28%	8.3	$443,910	$5.05
1st Quarter 2003	25	38%	166,415	$16.11	$12.30	$634,063	31%	41%	10.6	$3,245,153	$19.50
4th Quarter 2002	20	29%	84,857	$16.80	$14.20	$220,227	18%	22%	10.7	$485,714	$5.72
3rd Quarter 2002	38	41%	158,079	$22.23	$16.99	$827,936	31%	41%	10.3	$3,038,504	$19.22

Total—12 months	111	38%	497,263	$19.79	$15.53	$2,118,422	27%	35%	10.0	$7,213,281	$14.51

Renewal Lease Summary—Comparable (2) (7)

Quarter	Number of Renewals Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis	Straight-lined Basis	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
							% Increase Over Prior Rent	% Increase Over Prior Rent
2nd Quarter 2003	37	57%	165,717	$18.83	$17.24	$264,509	9%	23%	7.0	$106,700	$0.64
1st Quarter 2003	41	62%	207,725	$16.54	$15.14	$291,261	9%	24%	5.7	$315,041	$1.52
4th Quarter 2002	50	71%	183,151	$22.83	$20.76	$378,702	10%	29%	6.2	$564,416	$3.08
3rd Quarter 2002	54	59%	219,027	$16.76	$15.16	$350,554	11%	23%	5.0	$75,680	$0.35

Total—12 months	182	62%	775,620	$18.58	$16.92	$1,285,026	10%	25%	5.9	$1,061,837	$1.37

Total Lease Summary—Comparable (2)

Quarter	Number of Leases & Renewals Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis	Straight-lined Basis	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
							% Increase Over Prior Rent	% Increase Over Prior Rent
2nd Quarter 2003	65	100%	253,629	$21.06	$18.30	$700,706	15%	25%	7.5	$550,610	$2.17
1st Quarter 2003	66	100%	374,140	$16.35	$13.88	$925,325	18%	31%	7.8	$3,560,194	$9.52
4th Quarter 2002	70	100%	268,008	$20.92	$18.69	$598,929	12%	27%	7.4	$1,050,130	$3.92
3rd Quarter 2002	92	100%	377,106	$19.05	$15.93	$1,178,490	20%	31%	7.6	$3,114,184	$8.26

Total—12 months	293	100%	1,272,883	$19.05	$16.38	$3,403,448	16%	29%	7.6	$8,275,118	$6.50

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Retail Leasing Summary (1)—Non-Comparable Basis (cash, non-straight-lined basis)

June 30, 2003

New Lease Summary—Non-Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (4)	Tenant Improvements	Tenant Improvements Per Sq. Ft.
2nd Quarter 2003	12	92%	70,475	$15.35	18.3	$1,050,000	$14.90
1st Quarter 2003	10	91%	150,407	$34.48	10.4	$436,775	$2.90
4th Quarter 2002	21	100%	44,874	$29.89	7.9	$225,118	$5.02
3rd Quarter 2002	24	96%	96,327	$31.55	11.3	$653,631	$6.79

Total—12 months	67	96%	362,083	$29.41	11.1	$2,365,525	$6.53

Renewal Lease Summary—Non-Comparable (2) (5)

Quarter	Number of Renewals Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (4)	Tenant Improvements	Tenant Improvements Per Sq. Ft.
2nd Quarter 2003	1	8%	1,604	$12.00	5.0	$—	$—
1st Quarter 2003	1	9%	7,473	$11.58	10.0	$—	$—
4th Quarter 2002	0	0%	—	$—	0.0	$—	$—
3rd Quarter 2002	1	4%	8,669	$—	0.0	$—	$—

Total—12 months	3	4%	17,746	$5.96	9.1	$—	$—

Total Lease Summary—Non-Comparable (2)

Quarter	Number of Leases & Renewals Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (4)	Tenant Improvements	Tenant Improvements Per Sq. Ft.
2nd Quarter 2003	13	100%	72,079	$15.28	18.1	$1,050,000	$14.57
1st Quarter 2003	11	100%	157,880	$33.39	10.4	$436,775	$2.77
4th Quarter 2002	21	100%	44,874	$29.89	7.9	$225,118	$5.02
3rd Quarter 2002	25	100%	104,996	$28.94	11.3	$653,631	$6.23

Total—12 months	70	100%	379,829	$28.31	11.1	$2,365,525	$6.23

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Weighted average is determined on the basis of square footage.
(5)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

June 30, 2003

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF	Expiring SF	% of Small Shop SF	Minimum Rent PSF	Expiring SF	% of Total SF	Minimum Rent PSF
2003	25,000	0%	$6.20	289,000	4%	$18.96	314,000	2%	$17.94
2004	730,000	9%	$7.40	736,000	11%	$22.49	1,466,000	10%	$14.97
2005	538,000	7%	$12.21	900,000	14%	$22.93	1,438,000	10%	$18.92
2006	479,000	6%	$11.52	831,000	13%	$24.92	1,310,000	9%	$20.02
2007	700,000	9%	$10.12	953,000	15%	$26.12	1,653,000	11%	$19.35
2008	879,000	11%	$12.49	754,000	12%	$24.33	1,633,000	11%	$17.96
2009	671,000	8%	$11.16	433,000	7%	$32.58	1,104,000	7%	$19.56
2010	215,000	3%	$12.95	317,000	5%	$26.32	532,000	4%	$20.92
2011	416,000	5%	$21.25	392,000	6%	$33.38	808,000	5%	$27.14
2012	551,000	7%	$12.04	347,000	5%	$42.54	898,000	6%	$23.83
Thereafter	3,012,000	37%	$15.11	559,000	9%	$37.32	3,571,000	24%	$18.59

Total (2)	8,216,000	100%	$13.02	6,511,000	100%	$27.30	14,727,000	100%	$19.34

Assumes lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF	Expiring SF	% of Small Shop SF	Minimum Rent PSF	Expiring SF	% of Total SF	Minimum Rent PSF
2003	—	0%	$—	215,000	3%	$18.91	215,000	1%	$18.91
2004	156,000	2%	$5.59	483,000	7%	$23.01	639,000	4%	$18.75
2005	19,000	0%	$15.58	540,000	8%	$23.47	559,000	4%	$23.20
2006	54,000	1%	$12.27	519,000	8%	$27.54	573,000	4%	$26.10
2007	153,000	2%	$4.98	581,000	9%	$26.42	734,000	5%	$21.95
2008	150,000	2%	$12.72	524,000	8%	$24.86	674,000	5%	$22.16
2009	327,000	4%	$11.16	406,000	6%	$33.94	733,000	5%	$23.78
2010	158,000	2%	$13.44	374,000	6%	$29.21	532,000	4%	$24.53
2011	114,000	1%	$23.89	468,000	7%	$27.14	582,000	4%	$26.51
2012	390,000	5%	$10.46	434,000	7%	$36.79	824,000	6%	$24.33
Thereafter	6,695,000	81%	$17.61	1,967,000	30%	$34.02	8,662,000	59%	$21.34

Total (3)	8,216,000	100%	$16.43	6,511,000	100%	$29.31	14,727,000	100%	$22.12

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects contractual rent at the end of the term or option. For leases with CPI or market based increases, such increases are excluded from analysis.
(3)	Represents occupied square footage as of June 30, 2003.

Federal Realty Investment Trust

Occupancy Summary—Overall

June 30, 2003

Overall Occupancy (1)

(Quarter to Quarter Analysis)

	At June 30, 2003 (3)			At June 30, 2002
Type	Size	Leased	Occupancy	Size	Leased	Occupancy
Retail Properties—Excluding Santana Row (2)	15,370,266	14,392,184	93.6%	14,686,755	14,092,619	96.0%
Retail Properties—Including Santana Row Phase I (2)	15,814,442	14,727,393	93.1%	N/A	N/A	N/A
Rollingwood Apartments (# of units) (4)	282	277	98.2%	282	280	99.3%

Overall Occupancy (1)

(Rolling 12 Months)

	At June 30, 2003 (3)			At March 31, 2003 (3)
Retail Properties—Excluding Santana Row (2)	15,370,266	14,392,184	93.6%	15,254,267	14,486,515	95.0%
Retail Properties—Including Santana Row Phase I (2)	15,814,442	14,727,393	93.1%	15,697,961	14,807,131	94.3%
Rollingwood Apartments (# of units) (4)	282	277	98.2%	282	278	98.6%

	At December 31, 2002 (3)			At September 30, 2002
Retail Properties—Excluding Santana Row (2)	14,801,252	14,128,278	95.5%	14,738,000	14,081,000	95.5%
Retail Properties—Including Santana Row Phase I (2)	15,245,000	14,442,000	94.7%	N/A	N/A	N/A
Rollingwood Apartments (# of units) (4)	282	275	97.5%	282	279	98.9%

Notes:

(1)	See Glossary of Terms
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service and Phase II and other future phases of Santana Row.
(3)	Includes 444,000 square feet of Santana Row Phase I.
(4)	Residential occupancy for Santana Row is included in the Santana Row Summary schedule.

Federal Realty Investment Trust

Occupancy Summary—Same Center

June 30, 2003

Same Center Occupancy (1)

(Quarter to Quarter Comparison)

	At June 30, 2003			At June 30, 2002
Type	Size	Leased	Occupancy	Size	Leased	Occupancy
Retail Properties (leasable square feet) (2)	14,676,207	13,914,141	94.8%	14,250,641	13,669,794	95.9%
Rollingwood Apartments (# of units)	282	277	98.2%	282	280	99.3%

Same Center Occupancy (1)
(Rolling 12 Months)

	At June 30, 2003			At March 31, 2003
Retail Properties (leasable square feet) (2)	14,676,207	13,914,141	94.8%	14,688,735	14,075,558	95.8%
Rollingwood Apartments (# of units)	282	277	98.2%	282	278	98.6%

	At December 31, 2002			At September 30, 2002
Retail Properties (leasable square feet) (2)	14,603,000	13,965,000	95.6%	14,368,000	13,756,000	95.7%
Rollingwood Apartments (# of units)	282	275	97.5%	282	279	98.9%

Notes:

(1)	See Glossary of Terms.
(2)	Excludes centers purchased or sold as well as properties under development and redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants—Prospective (July 2003 through June 2004)

June 30, 2003

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Gap, Inc., The	$6,122,251	2.42%	210,275		1.33%	11
2	Ahold USA, Inc.	5,730,092	2.26%	503,230		3.18%	10
3	Safeway, Inc.	5,625,651	2.22%	412,536		2.61%	7
4	Bed, Bath & Beyond, Inc.	5,040,835	1.99%	358,165		2.26%	8
5	CVS Corporation	3,858,676	1.52%	164,266		1.04%	14
6	Barnes & Noble, Inc.	3,751,232	1.48%	167,765		1.06%	18
7	TJX Companies, The	3,286,668	1.30%	340,547		2.15%	10
8	Toys R Us, Inc.	3,049,460	1.20%	325,582		2.06%	10
9	Borders Group, Inc.	2,769,608	1.09%	135,181		0.85%	5
10	MTS, Inc.	2,473,316	0.98%	106,479		0.67%	5
11	OPNET Technologies, Inc.	2,405,564	0.95%	60,466		0.38%	1
12	Great Atlantic &Pacific Tea Co	2,380,178	0.94%	239,215		1.51%	4
13	Dollar Tree Stores, Inc.	2,343,040	0.93%	182,932		1.16%	18
14	Home Depot, Inc.	2,137,180	0.84%	243,660		1.54%	2
15	Dress Barn, Inc.	1,939,942	0.77%	92,588		0.59%	13
16	Wakefern Food Corporation	1,938,492	0.77%	157,376		1.00%	3
17	CompUSA, Inc.	1,921,184	0.76%	108,219		0.68%	4
18	Kohl’s Corporation	1,904,874	0.75%	390,626		2.47%	3
19	Bally’s Health & Tennis	1,755,889	0.69%	139,546		0.88%	5
20	Linens’ N Things	1,678,374	0.66%	108,169		0.68%	3
21	Whole Foods Market, Inc.	1,670,086	0.66%	81,874		0.52%	3
22	Saks & Company	1,635,300	0.65%	35,550		0.22%	1
23	Loews Cineplex Entertainment	1,569,595	0.62%	91,288		0.58%	3
24	Viacom International, Inc.	1,564,235	0.62%	65,592		0.41%	12
25	Ross Stores, Inc.	1,525,759	0.60%	84,858		0.54%	3

	Totals—Top 25 Tenants	$70,077,481	27.68%	4,805,985		30.39%	176

	Total Annualized Base Rent:	$253,163,212

	Total Portfolio Square Footage:			15,814,000	(1)(2)

Note:

(1)	Excludes redevelopment square footage not yet placed in service.
(2)	Includes 444,000 square feet of Santana Row Phase I, but no future Phases of Santana Row.

Federal Realty Investment Trust

2002 Sales / Occupancy Costs (1) (2)

June 30, 2003

	Average Sales Per Square Foot	Average Occupancy Cost per Square Foot	Average Occupancy Costs as a Percentage of Sales

Total Reporting Tenants	$313.08	$20.64	6.6%

Reporting Anchor Tenants	$314.92	$15.65	5.0%

Reporting Small Shop Tenants	$310.00	$28.97	9.3%

(1)	Includes only those tenants that have 12 months of reported sales in 2002.
(2)	Occupancy costs include minimum rent, percentage rent, common area maintenance, real estate tax and merchant’s association dues.

Federal Realty Investment Trust

Reconciliation of Non-GAAP Disclosures

June 30, 2003

1. Reconciliation of 2003 EPS to 2003 FFO Guidance ($millions except per share amounts)

	Forecast	Per Share
Net Income Available to Common Shareholders	$51.5	$1.06
(Gain) on sale of assets	$(0.6)	$(0.01)
Depreciation and Amortization	$74.6	$1.53
Income Attributable to Operating Partnership Units	$1.2	$0.02

Funds from Operations	$126.7	$2.60

Weighted-average Diluted Shares (million)		48.7

Glossary of Terms

EBITDA: EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets, impairment provisions, provision for loss on equity securities and other nonrecurring expenses. EBITDA is presented because it provides useful information regarding our ability to service debt, EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of EBITDA, adjusted for discontinued operations, to net income for the six months ended June 30, 2003 and 2002 is as follows:

	For the Six Months Ended June 30,
	2003	2002
Net income (loss)	$34,502	$34,004
Depreciation and amortization	35,575	32,030
Interest	35,831	31,776
(Gain) on sale of real estate net of loss on abandoned developments held for sale	(551)	(9,454)

EBITDA	$105,357	$88,356

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Gross revenues, including interest income, less rental expenses and real estate taxes.

Occupancy: The portion of the property for which the Trust is collecting rent, or for which a lease has been signed but the term has not yet commenced, divided by the total square footage available for lease.

Occupancy—overall: Occupancy for the entire portfolio—includes all operating properties owned in reporting period.

Occupancy—same center: Occupancy for only those properties owned and operating in the periods being compared. Excludes centers purchased or sold as well as properties under redevelopment and development.

Tenant improvements: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. The amounts shown represent not only the estimated cost to fit-out the tenant space, but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.